INDEPENDENT  AUDITORS'  REPORT
To the Trustees and  Shareholders of John Hancock
Dividend Performers Fund: In planning and performing our audit of the financial statements of John Hancock Dividend Performers Fund (the "Fund") for the year ended February 28, 2003 (on which we have issued our report dated April 4, 2003), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR and not to provide assurance on the Fund's internal control. The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition. Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate. Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2003. This report is intended solely for the information and use of management, the Trustees and Shareholders of John Hancock Dividend Performers Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties. Deloitte & Touche LLP Boston, Massachusetts April 4, 2003

INDEPENDENT  AUDITORS' REPORT To
the Trustees and Shareholders of John Hancock Focused Small Cap Growth Fund: In planning and performing our audit of the financial statements of John Hancock Focused Small Cap Growth Fund (the "Fund") for the year ended February 28, 2003 (on which we have issued our report dated April 4, 2003), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR and not to provide assurance on the Fund's internal control. The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition. Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate. Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2003. This report is intended solely for the information and use of management, the Trustees and Shareholders of John Hancock Focused Small Cap Growth Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties. Deloitte & Touche LLP Boston, Massachusetts April 4, 2003


     INDEPENDENT AUDITORS' REPORT To the Trustees and Shareholders of John Hancock Independence Diversified Core Equity Fund II: In planning and performing our audit of the financial statements of John Hancock Independence Diversified Core Equity Fund II (the "Fund") for the year ended February 28, 2003 (on which we have issued our report dated April 4,
     2003), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR and not to provide assurance on the Fund's internal control. The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition. Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate. Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2003. This report is intended solely for the information and use of management, the Trustees and Shareholders of John Hancock Independence Diversified Core Fund II, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties. Deloitte & Touche LLP Boston, Massachusetts April 4, 2003